UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                        Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers.

Departure of Director

Axel Rückert resigned as a member of the Board of Directors (the “Board”) of SIRVA, Inc. (“SIRVA”), effective as of June 30, 2006.

Election of Directors

The Board elected Laban P. Jackson, Jr., Joseph A. Smialowski and Robert W. Tieken as new independent members of the Board, effective as of July 1, 2006.

The Board named Messrs. Jackson and Tieken to serve on the Board’s audit committee, in each case effective as of July 1, 2006. The Board has not yet named Mr. Smialowski to serve on a Board committee.

A copy of SIRVA’s press release, dated July 5, 2006, which announced this matter, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Appointment of President, Global Relocation Operations

On July 5, 2006, SIRVA named Michelle M. Guswiler President, Global Relocation Operations. Ms. Guswiler joined SIRVA in 2004 and most recently served as Senior Vice President, Global Product and Supplier Management. Ms. Guswiler succeeds Robert J. Rosing, who will continue to be involved in a number of strategic initiatives and customer development activities in SIRVA’s relocation business.

A copy of SIRVA’s press release, dated July 5, 2006, which announced this matter, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                        Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)          Exhibits

99.1         Press Release, dated July 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: July 7, 2006

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit	Description
99.1	Press Release, dated July 5, 2006